Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated August 27, 2007, except for the matters discussed in Note 17, as to which the date is December 5, 2007, on our audits of the consolidated financial statements of Avantair, Inc. and Subsidiary as of June 30, 2007 and 2006 and for each of the years in the three-year period ended June 30, 2007. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Jericho, New York
June 30, 2008